OPTICAL COATING LABORATORY, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                 OF THE COMPANY

     The undersigned hereby appoints JOSEPH C. ZILS and AGIE NAVARRO, or either of them, each with power of substitution as proxies of the undersigned, to attend the Annual Meeting of Stockholders of Optical Coating Laboratory, Inc. to be held at the Doubletree Hotel, 3555 Round Barn Boulevard, Santa Rosa, California on March 29, 1996 at 4:00 p.m., and any adjournment thereof, and to vote all shares held by the undersigned on the following:

1.FOR ___; WITHHOLD AUTHORITY FOR ___ the election as directors of the Company of the five persons listed below: (MANAGEMENT RECOMMENDS A VOTE FOR ITEM 1.)

            Herbert M. Dwight, Jr., Douglas C. Chance, John McCullough,
                       Julian Schroeder, Renn Zaphiropoulos

               (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

       ____________________________________________________________________

2.FOR ___; WITHHOLD AUTHORITY FOR ___ approval of the 1996 Incentive
  Compensation Plan. (MANAGEMENT RECOMMENDS A VOTE FOR ITEM 2.)

3.FOR ___; AGAINST ___; ABSTAIN ___ ratification of Deloitte & Touche LLP as the Company's independent auditors; (MANAGEMENT RECOMMENDS A VOTE FOR
  ITEM 3.)

4.In their discretion, upon such other matters as may properly be brought before the meeting or any adjournment thereof;

with all powers that the undersigned would possess if personally present, and hereby ratifies and confirms all that said proxies may do in the premises.
                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3. This proxy, when properly executed, will be voted in the manner directed therein by the undersigned Stockholder.

If the stock is issued in the names of two or more persons, only one of them needs to sign the proxy. A proxy executed by a corporation should be signed in its name by an authorized officer. Executors, administrators and trustees should so indicate when signing.

                                   Dated: _________________, 1996


                                   ______________________________
                                   Signature of Stockholder

                                   ______________________________
                                   Signature of Stockholder

                                   Please sign exactly as the name or
                                   names appear at left.






                                             PROXY


                                             (OCLI Logo)



                                             ANNUAL MEETING
                                             OF STOCKHOLDERS
                                             MARCH 29, 1996